                                                                     EXHIBIT 3.1

                                                                     -----------
                                                                     [ILLEGIBLE]

                                                                         1082734
                                                                      ----------

    For Ministry Use Only
a Passage excused du Ministere
[LOGO APPEARS HERE]      Ministry of         Ministere de
                         Consumer and
                         Commercial          la Consommation
                         ????                et du Commerce
     CERTIFICATE                             CERTIFICAT
     This is to certify that these           Ceci certifie qun los presents
     articles are effective on               status entrent on vigueur le

                                                      ???       ???    ???     ???     ???     ???
                                                        -        -      -       -       -       -
                   MAY     26    MAI,     1994        [ A ]    [ D ]  [ O ]   [ A ]   [ 3 ]   [ 5 ]
                   ---------------------------          -        -      -       -       -       -
                                                       18       20     28      28      55      31-

                                                      ????            ????
                                                        -       --------------------            -
                                                      [ N ]    [ONTARIO             ]         [ A ]
                                                                --------------------            -
                                                        32      33                37            37
                            [SIGNATURE ILLEGIBLE]
                                 Director/Directeur
                         Business Corporations ACI/Lot de sur los compagnies
- --------------------------------------------------------------------------------------------------------------------
                                                  ARTICLES OF AMALGAMATION
                                                      STATUS DE FUSION
                           1.   The name of the amalgamted corporation is:     Denamination sociale os la compagnie issue de  la
     Form                                                                      fusion
  Business
Corporations                   ----------------------------------------------------------------------------------------------------
    Act                        A  M  E  R  I  C  A  N    T  E  L  E  S  O  U  R  C  E
                               ----------------------------------------------------------------------------------------------------
  Formule                      I  N  T  E  R  N  A  T  I  O  N  A  L      I  N  C  .
  Numero 4                     ----------------------------------------------------------------------------------------------------
    Los                        ----------------------------------------------------------------------------------------------------
  sur les                      ----------------------------------------------------------------------------------------------------
compagnies               2.    The address of the registered office is:        Adresse au siege sociale:

                            c/o JOHN F. O' DONNELL, 95 WELLINGTON STREET WEST, SUITE 906
                        ------------------------------------------------------------------------------------------------------------
                                        (Street & Number ???? ???? ???? ???? ???? ??? ??? ??? ?? ??? ??? ???.)
                                   Rue et ???? ???? ??? ????. ???? ???? ??? ??? ??? ??? ??? ??? ???? ???? ?????

                                                                                                               ---------------------
                                 TORONTO, ONTARIO                                                                 M  5  J  2  N  7
                       -----------------------------------------------------------------------------------------------------------
                                 ???? ???? ??? ???? ??? ???                                                     (???? ???
                              ???? ??? ??? ??? ??? ??? ??? ???                                              ???? ??? ??? ???)
                                                                                                     MUNCIPALITY OF
                             CITY OF TORONTO                                  in             METROPOLITAN TORONTO
                       ----------------------------------------------                       ---------------------------------------
                                (???? ???? ??? ??? ???)                                            (???? ??? ??? ??? ???)
                            (???? ???? ???? ???? ???? ????)               ???? ????/????           (???? ???? ???? ????)

                        3.    Number for minimum and maximum number?? of       Nombre (ou nombres minimal el maxima)
                              directors ??:                                    d'administrateurs:

                                        minimum: three
                                        maximum: ten
                        4.    The director(s) is/are                             Administrateur(s):                        Resident
                                                                                                                           Canadian
                                                                  Residence address, giving Street & No. or R.R. No.,      State
                            First name, initials and last name    Municipality and Postal Code                             Yes or No
                            Prenom, initales et nom de familie    Adresse personnelle y compria la rue et ie numero, le    Canadian
                                                                  postal                                                   Out/Non
                        ------------------------------------------------------------------------------------------------------------

                        MURRAY R. NYE                             280 McLEAN STREET                                        YES
                                                                  WINNIPEG, MANITOBA R3R 0V7

                        JOHN R. MOSES                             R.R. # 1,                                                YES
                                                                  PORT CARLING, ONTARIO POB 1JO

                        ARTHUR L. SMITH                           7710 CROOKED BROOK                                       NO
                                                                  SAN ANTONIO, TEXAS 78250

5.  A)  The amalgamation agreement has been    A)  Les actionnaires de chaque
        duly adopted by the shareholders           compagnie qui fusions ont
        of each of the amalgamating                dument adopte la convention
        corporations as required by                de fusion conformement au
        subsection 176 (a) of the Business  [X]    paragrahe 176 (a) de la Loi
        Corporations Act on the date set           sur les compagnies e la date
        out below.                                 mentionnee ci-dessous.

                                    ------------------
                                     Check     Cocher
                                     A or B    A ou B
                                    ------------------

    B)  The amalgamation has been approved     B)  Les administrateurs de chaque
        by the directors of each                   compagnie qui fusionne ont
        amalgamating corporation by a       [_]    approuve la fusion par voie
        resolution as required by section          de resolution conformement a
        177 of the Business Corporations           l'article 177 de la Loi sur
        Act on the date set out below.             les compagnies a la date
        The articles of amalgamation in            mentionnee ci-dessous. Les
        substance contain the provisions           status de fusion reprennent
        of the articles of incorporation of        essentiellement les
                                                   dispositions des status
                                                   ????? de


- --------------------------------------------------------------------------------
        and are more particularly set out         - et sont enonces
        in these articles.                          textuellement aux presents
                                                    status.

    Names of amalgamating      Ontario Corporation Number    Date of Adoption/Approval
    corporations               Numero de la compagnie en     Date d'adoption ou d'approbation
    Denomination socials des   Ontario
    compagnies qui fusionnent
- ---------------------------------------------------------------------------------------------
WILLINGDON RESOURCES            293491                       April 19, 1994
LIMITED

LATCOM INTERNATIONAL            1082560                      April 19, 1994
INC.

5.  Restrictions, if any, on business    Limites s'il y a lieu, imposees aux
    the corporation may carry on or on   activities commerciales on aux pouvoirs
    powers the corporation exercise.     de la compagnie.

    None.












7.  The classes and any maximum number   Categories et nombre maximal, s'il y
    of shares that the corporation is    a lieu, d'actions que la compagnie est
    authorized to issue:                 autionees a amettre:

    The Corporation is authorized to issue an unlimited number of Common shares.

8.  Rights, privileges, restrictions and   Droits, privileges, restrictions et
    conditions (if any) attaching to each  conditions, s'il y s lieu rattaches a
    class of shares and directors          a chaque categorie o'actions et
    authority with respect to any class    pouvoirs des administrateurs ??? a
    of shares which may be issued in       chaque categorie d'actions qui peut
    series:                                etra ????? en series:

    NOT APPLICABLE.

9.   The issue, transfer or ownership   L'emission, le transfort ou la propriete
     of shares is/is not restricted     d'actions est/n'est pas restreinte. Les
     and the restrictions (if any are   restrictions, s'il y a lieu, sont les
     as follows:                        suivantes:


     Not applicable.











10.  Other provisions (if any):         Autres dispositions, s'il y a lieu:

     Not applicable.







11.  The statements required by         Les declarations exigees aux termes du
     subsection 178(2) of the Business  paragraphe 178(2) de le Loi sur les
     Corporations Act are attached as   compagnies constituent l'annexe "A".
     Schedule "A".

12.  A copy of the amalgamation         Une copie de le convention de fusion ou
     agreement or directors             les resolutions des administrateurs
     resolutions (as the case may be)   (selon le cas) constitute(nt l'annexe
     is/are attached as Schedule "B".   "B".

These article are signed in duplicate.  Les presents statuts sont signee en double exampisire.



Names of the amalgamating corporations  Denomination sociale des compagnies qui
and signatures and descriptions of      fusionnent, signature et fonction de
office of their proper officers         leurs dirigeants regulierement designee.

WILLINGDON RESOURCES LIMITED            LATCOMM INTERNATIONAL INC.


By:/s/ JOHN R. MOSES                     By:/s/ MURRAY R. NYE
   ---------------------                    ----------------------
   JOHN R. MOSES                            MURRAY R. NYE
   President                                President

                                 SCHEDULE "A"



             IN THE MATTER Of THE BUSINESS CORPORATIONS ACT, 1982
               AND IN THE MATTER OF THE PROPOSED AMALGAMATION OF
          WILLINGDON RESOURCES LIMITED AND LATCOMM INTERNATIONAL INC.


     I, JOHN R. MOSES, hereby make the following statement in support of the above-mentioned amalgamation agreement pursuant to subsection 177(2) of the Business Corporations Act, 1982 (the "Act"):

     1. I am the President of Willingdon Resources Limited ("Willingdon") and as such have personal knowledge of the following matters;

     2. There are reasonable grounds for believing that Willingdon is and the amalgamated corporation resulting from the amalgation of Willingdon and LatComm International Inc. will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgation;

     4. No creditors have notified Willingdon that they object to the amalgamation and accordingly clause (c) of subsection 177(2) of the Act has no application; and

     5. Since Willingdon has not received any notices pursuant to clause (c) of subsection 177(2) of the Act, clause (d) of subsection 177(2) of the Act has no application in the present circumstances.


          DATED the 29th day of April, 1994.

                   /s/ John R. Moses
                   -------------------------------
                   JOHN R. MOSES, President

             IN THE HATTER OF THE BUSINESS CORPORATIONS ACT, 1982
               AND IN THE MATTER OF THE PROPOSED AMALGAMATION OF
          WILLINGDON RESOURCES LIMITED AND LATCOMM INTERNATIONAL INC.

     I, MURRAY R. NYE, hereby make the following statements in support of the above-mentioned amalgamation pursuant to subsection 177(2) of the Business Corporations Act, 1982 (THE "ACT"):

     1. I am the President of LatComm International Inc. ("LATCOMM") and as such have personal knowledge of the following matters;

     2. There are reasonable grounds for believing that Latcomm is and the amalgamated corporation resulting from the amalgamation of LatComm and Willingdon Resources Limited will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

     4. No creditors have notified LatComm that they object to the amalgamation and, accordingly, clause (c) of subsection 177(2) of the Act has no application; and

     5. Since LatComm has not received any notices pursuant to clause (c) of subsection 177(2) of the Act, clause (d) of subsection 177(2) of the Act has no application in the present circumstances.


          DATED the 29th day of April, 1994.

                            /s/ Murray R. Nye
                            -------------------------------------------
                            MURRAY R. NYE, President

                                 SCHEDULE "B"

          THIS AMALGAMATION AGREEMENT dated as of March 14, 1994.

B E T W E E N:

               WILLINGDON RESOURCES LTD., a corporation incorporated under the laws of Ontario.

               (hcreinafter called "Willingdon")               OF THE FIRST PART

                                    - and -

               LATCOMM INTERNATIONAL INC., a corporation incorporated under the laws of Alberta,

               (hereinafter called "LatComm")                 OF THE SECOND PART

     WHEREAS Willingdon and LatComm have agreed to complete an amalgamation under the Business Corporations Act (Ontario) whereby they will amalgamate and
          -----------------------------------
continue under the name LatComm International Inc.;

     AND WHEREAS upon the amalgamation being effective, shares of each of the Amalgamating Corporations (as defined below) will be exchanged for shares of Amalco;

     NOW THEREFORE THIS AGREEMENT WITNESSETH AS FOLLOWS:

                           ARTICLE ONE - Definitions
1.1  In this Agreement:

     "AFFILIATE" has the meaning ascribed thereto in the Securities Act
                                                         --------------
     (Ontario);
     ---------

     "AGREEMENT" means this Amalgamation Agreement;

     "ALBERTA ACT" means the Business Corporations Act (Alberta);
                             -----------------------------------

     "AMALCO" means the continuing corporation constituted upon the Amalgamation becoming effective;

     "AMALCO SHARES" means the common shares without nominal or par value in the capital of Amalco;

     "AMALGAMATING CORPORATIONS" means Willingdon and LatComm;

     "AMALGAMATION" means the amalgamation of Willingdon and LatComm pursuant to the Ontario Act as contemplated by this Agreement;

     "BUSINESS DAY" means a day on which securities may be quoted for trading through the Canadian Dealing Network ("CDN"):

     "DISSENTING SHAREHOLDERS" means holders of Willingdon Shares or LatComm Shares who exercise rights of dissent under the Alberta Act or Ontario Act with respect to the Continuance or Amalgamation, as the case may be;

     "JOINT SPECIAL MEETING OF SHAREHOLDERS" means the joint special meeting of the shareholders of Willingdon and LatComm to be held for the purpose of considering a special resolution relating to the Amalgamation;

     "EFFECTIVE DATE" means the effective date set forth in the Certificate of Amalgamation issued pursuant to the Ontario Act with respect to the Amalgamation;

     "LatComm Shares" means the common shares without nominal or par value in the capital of LatComm as constituted on the date hereof;

     "INFORMATION CIRCULAR" means a joint managemeat information circular which will accompany the notices of shareholders meetings of Willingdon and LatComm called, among other things, to approve and adopt this Agreement:

     "TRANSFER AGENT" means the transfer agent for the Amalco Shares;

     "WILLINGDON SHARES" means the common shares without nominal or par value in the capital of Willingdon as constituted on the date hereof.

I.2 Unless the context otherwise requires, words and phrases used herein that are defined in the Ontario Act and Alberta Act shall have the same respective meaning herein as in such Act.

                 ARTICLE TWO - Representations and Warranties

2.1  Willingdon represents and warrants to and agree with LatComm that:

     (a) Willingdon is a corporation duly incorporated and organized and validly subsisting under the Ontario Act and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial and municipal governmental licences, permits and authorizations in connection therwith;

     (b) the authorized capital of Willingdon consists of an unlimited number of common shares, herein denoted as "Willingdon Shares" of which 4,693,470 Willingdon Shares are validly issued and outstanding at the date hereof as fully paid and non-assessable shares;

     (c) Willingdon has the corporate power and authority to enter into this Agreement;

     (d) no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purpose of any unissued shares in the capital of Willingdon, except as disclosed herein;

     (e) the audited financial statements of Willingdon for the fiscal year ended July 31, 1993, which include the compensation figures for the fiscal year ended July 31, 1992, together with the notes thereto and the interim statements for the 6 month period ended January 31, 1994 (collectively the Willingdon Statements), present fairly the financial position of Willingdon and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (f) there have been no changes since January 31, 1994 in the condition, financial or otherwise, or in the results of operations of Willingdon as shown on or reflected in the Willingdon Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial conditions or results of operations of Willingdon taken as a whole;

     (g) none of the execution and delivery of this Agreement, the consummation of the Amalgation and the fulfilment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of Willingdon or any agreement to which Willingdon is a party or any Willingdon assets are bound, (ii) constitute an event which would permit any party to any agreement with Willingdon to terminate such agreement or to accelerate the maturity of any indebtedness of Willingdon or other obligation of Willingdon, or (iii) result in the creation of imposition of any encumbrance upon the Willingdon Shares or any assets of Willingdon;

     (h) there is no legal, arbitrable, governmental or other action, proceeding or investigation pending or threatened against or otherwise affecting any of its assets and, to the best of its knowledge, Willingdon is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

     (i) Willingdon has not declared or paid any dividend or otherwise made any distribution of any kind to shareholders and Willingdon has not disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness, except as disclosed herein;


     (j) to the best of its knowledge, information and belief, is in compliance with all applicable governmental laws, by-laws, regulations and orders relevant to Willingdon's corporate existence, operations or properties;

     (k) Willingdon is a "reporting issuer" as defined in the securities legislation of Ontario and is not in default of any filings required to be made pursuant thereto or the regulations made thereunder;

     (l) the Willingdon Shares are quoted for trading on the CDN but are presently suspended from trading until the completion of the Amalgamation;

     (m) the information in the Information Circular relating to Willingdon will be true, correct and complete in all material respects and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not misleading in light of the circumstances in which they were made.


2.2  LatComm represents and warrants to and agrees with Willingdon that:

     (a) LatComm is a corporation duly incorporated and organized and validly subsisting under the Alberta Act and has the corporate power and authority to own or lease its assets as now owned or leased and to carry on its business as now carried on and holds all necessary federal, provincial or state and municipal governmental licenses, permits and authorizations in connection therewith;

     (b) the authorized capital of LatComm consists of an unlimited number of common shares, herein denoted as LatComm shares, of which 10,610,307 Shares are validly issued and outstanding at the date hereof as fully paid and non-assessable shares;

     (c) LatComm has the corporate power and authority to enter into this Agreement;

     (d) no person, firm or corporation has any agreement, warrant or option, or any right capable of becoming an agreement, warrant or option, for the purchase of any unissued shares in the capital of LatComm, except as disclosed in the Information Circular;

     (e) the audited financial statements of LatComm for the period ending July 31, 1993, together with the notes thereto (collectively, the LatComm of Statements), present fairly the financial position of

          LatComm and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (f) there have been no changes since February 28, 1994 in the condition, financial or otherwise, or in the results of operations of LatComm as shown on or reflected in the LatComm Statements which have had or may reasonably be expected to have a materially adverse effect on the business, prospects, property, financial condition or results of operations of LatComm taken as a whole;

     (g) none of the execution and delivery of this agreement, the consummation of the Amalgamation and the fulfilment of and compliance with the terms and provisions hereof will (i) result in or constitute a default under, the articles or by-laws of LatComm or any agreement to which LatComm is a party or any LatComm assets are bound, (ii) constitute an event which would permit any party to any agreement with LatComm to terminate such agreement or to accelerate the maturity of indebtedness of LatComm or other obligations of LatComm, or (iii) result in the creation of imposition of any encumbrances upon the LatComm Shares or any assets of LatComm;

     (h) there is no legal, arbitrable, governmental or other action, proceeding or investigation pending or threatened against or otherwise affecting LatComm or any of its assets and, to the best of its knowledge, LatComm is not aware of any event or events which have occurred that could give rise to any such action, proceeding or investigation;

     (i) LatComm has not declared or paid any dividend or otherwise made any distribution of any kind to shareholders and LatComm has not disposed of or entered into any agreement to dispose of any of its assets or incurred indebtedness, except as disclosed herein;

     (j) to the best of its knowledge, information and belief, LatComm is in compliance with all applicable governmental laws, by-laws, regulations and orders relevant to LatComm's corporate existence, operations or properties;

     (k) LatComm is a "private company" as defined in the securities legislation of Alberta; and

     (l) the information in the Information Circular relating to LatComm will be true, correct and complete in all material respect and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made;


                     ARTICLE THREE - Conditions Precedent

3.1 Subject to section 3.2 hereof, this Agreement shall have no force and effect whatsoever and shall be null and void unless:

     (a) the shareholders of each of Willingdon and LatComm shall have approved this Agreement as required by the Ontario Act;

     (b) the shareholders of LatComm shall have approved the Continuance of LatComm under the Ontario Act pursuant to the Alberta Act:

     (c) Willingdon or LatComm shall not have received prior to the Effective Date written objections to the Continuance or Amalgamation, as the case may be pursuant to the dissent rights provided in the Alberta Act or Ontario Act from the holders of that number of Willingdon Shares or LatComm Shares (excluding objections which have been withdrawn) which objections in the opinion of the directors of Willingdon or LatComm are material to the transaction;

     (d) all representations and warranties of Willingdon and LatComm contained herein are true and correct on the Effective Date; and

     (e)  all necessary regulatory approvals have been obtained.

3.2 If any condition set out in section 3.1 (other than 3.l(a), (b) or (e)) shall not be fulfilled or performed, the party entitled to the benefit of such condition shall be entitled to terminate this Agreement or to waive that condition.

                           ARTICLE FOUR - Covenants

4.1  Each party hereto agrees with the other that:

     (a) Willingdon, LatComm or Amalco will not prior to or on the Effective Date allot or issue any shares of its capital or enter into any agreement except this Agreement providing for either the certain or contingent or contemplation of the issue of shares of its capital.

                          ARTICLE FIVE - Amalgamation

5.1 The Amalgamating Corporations hereby agree to amalgamate pursuant to the provisions of the Ontario Act and to continue as one corporation on the terms and conditions set forth in this Agreement.

5.2 Each of Willingdon and LatComm shall call and hold a meeting of shareholders in accordance with the Ontario Act and Alberta Act, respectively, and applicable securities laws for the purpose of approving the Agreement and the Continuance as required by the Ontario Act and Alberta Act.
                                   -----------     -----------

5.3 On the Effective Date, the Amalgamation of the Amalgamating Corporations and their Continuance as one corporation shall become effective; the property of each Amalgamating Corporations shall continue to be the property of Amalco, except as noted otherwise herein; Amalco shall continue to be liable for the obligations of each Amalgamating Corporation; any existing cause of action, claim or liability to prosecution shall be unaffected; any civil, criminal or administrative action or proceeding pending by or against an Amalgamating Corporation may be continued to be prosecuted by or against Amalco; any conviction against, or ruling under a judgment in favor of or against, an Amalgamating Corporation may be enforced by or against Amalco; and the Articles of Amendment with respect to the Amalgamation shall be deemed to be the Articles of Incorporation of Amalco;

5.4 Prior to the Effective Date, Willingdon shall create a wholly-owned subsidiary (hereinafter referred to as "Subco"). Willingdon will pay all outstanding liabilities, including the costs of the forthcoming annual and special meeting of shareholders at which the approval of the shareholders is being sought for this transaction, but with the exception of the liability referred to in the next paragraph ("the Outstanding Liability"). The remaining assets, including its mining property in Northern Ontario will be transferred to Subco. The shares of Subco will be distributed to the shareholders of Willingdon as a return of stated or paid up capital and the deficiency will be reduced, if approved by the shareholders.

5.5 There is an outstanding liability (the "Outstanding Liability") of Willingdon in the amount of approximately $75,000, which shall remain a liability of Amalco and will be paid by Amalco following completion of this transaction.

5.6 John Moses, the President of Willingdon, will be retained as a consultant to Amalco. His remuneration shall be determined by the directors of Amalco in their complete discretion. He shall have the use at no cost to him of the company automobile for the balance of the term of the prepaid lease.

                             ARTICLE SIX - Amalco

6.1  The name of Amalco shall be LatComm International Inc.

6.2 There shall be no restriction on the business which Amalco is authorized to carry on.

6.3 The registered office of Amalco until changed by the Board of Directors, shall be Suite 906, 95 Wellington Street West, Toronto, Ontario M5J 2N7.

6.4 Amalco shall be authorized to issue an unlimited number of common shares, herein defined as "Amalco Shares".

6.5 The rights, privileges, restrictions and conditions attaching to the Amalco Shares as a class are as follows:

     (a) one vote for each Amalco Share held at all meetings of shareholders of Amalco, other than meetings at which the holders of another specified class or series of shares are entitled to vote separately as a class or series;

     (b) receive any dividend declared by the Board of Directors of Amalco in respect of the Amalco Shares; and

     (c) subject to the prior rights of the holders of any class of shares ranking senior to the Amalco Shares, to receive the remaining property of Amalco in the event of liquidation, dissolution or winding-up of Amalco, whether voluntarily or involuntarily, or any other distribution of the assets of Amalco among its shareholders for the purpose of winding up its affairs.

6.6 There shall be no restrictions on the issue, transfer or ownership of shares in the capital of Amalco.

6.7 The Board of Directors of Amalco shall, until otherwise changed in accordance with the Act, consist of a minimum of three and a maximum of ten directors, the number of which shall be fixed from time to time by the directors.

6.8 On the Effective Date, the number of directors shall be 3. The first directors of Amalco shall be the persons whose names and addresses appear below.

Name and Proposed Office (if any)          Address           Residency
- ---------------------------------     ------------------     ---------
Arthur L. Smith - President &         San Antonio, Texas
Chief Operating Officer (C.O.O)                              American

Murray Nye - Chairman & Chief         Winnipeg, Manitoba
Executive Officer (CEO)                                      Canadian

John R. Moses - Secretary -           Port Carling, Ontario
Treasurer                                                    Canadian

6.9 The by-laws of Amalco, until repealed, amended or altered shall be as set out in the Information Circular. The by-laws may be examined at the registered office of Amalco.

6.10 Without limiting the borrowing powers of Amalco as set forth in the Ontario Act, as amended from time to time, with or without the authority of any by-lws or the authorizations of the shareholders:

     (a)  borrow money upon the credit of Amalco including by way of overdraft;

     (b) issue, reissue, sell of pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of Amalco whether secured or unsecured;

     (c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in the undertaking or in all or any currently owned or subsequently acquired real or personal, movable or immovable property of Amalco, including book debts, rights, powers and franchises, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantees or any other present or future indetedness or liability of Amalco; and

6.11 The Auditors of Amalco shall be Price Waterhouse or such other auditors as Willingdon and LatComm mutually designate prior to the Effective Date.

6.12 The Registrar and Transfer Agent of Amalco shall be The R-M Trust Company, P.O Box 7010, Adelaide Street Postal Station, Toronto, Ontario, M5C 2W9

                      ARTICLE SEVEN - Exchange of Shares

7.1 Subject to section 8.1, the shares in the capital of Willingdon and LatComm which are issued and outstanding prior to the Effective Date shall, on and from the Effective Date, be converted into issued and Outstanding shares in the capital of Amalco as follows:

     (a) each four (4) issued and outstanding Willingdon Shares shall be converted into one (1) issued, fully paid and non-assessable Amalco Share; and

     (b)  each issued and outstanding LatComm Shares shall be converted into one
          (1) issued, fully-paid and non-assessable Amalco Share.

     In accordance with the terms of the options and warrants issued by Willingdon and LatComm which are outstanding on the date hereof, upon the Amalgamation becoming effective such outstanding options and warrants will become outstanding options and warrants to purchase Amalco Shares upon the same terms and subject to appropriate adjustments.

                       ARTICLE EIGHT - Fractional Shares

8.1 Fractional Amalco Shares will not be issued. A holder of Willingdon Shares or LatComm Shares who would otherwise be entitled to receive a fraction of an Amalco Share shall be issued a whole Amalco share.

                    ARTICLE NINE - Dissenting Shareholders

9.1  Dissenting Shareholders who:

     (a) ultimately are entitled to be paid fair value for their Willingdon Shares or LatComm Shares shall be deemed to have had their Willingdon Shares or LatComm Shares, as the case may be, cancelled on the Effective Date and Amalco shall not be required to recognize such holders as shareholders of Amalco from and after the Effective Date and the names of such holders shall be deleted from the register of holders of Amalco Shares from and after the Effective Date; and

     (b) ultimately are not entitled to be paid fair value, for any reason, for their Willingdon Shares or LatComm Shares, shall be deemed to have had their Willingdon Shares or LatComm Shares

                                      8.

          cancelled on the Effective Date, shall be deemed to have been issued Amalco Shares for their shares on the Effective Date as provided in sections 7.1 and 8.1 hereof.

                    ARTICLE TEN - Articles of Amalgamation

10.1 After this Agreement has been approved in accordance with the Ontario Act and Alberta Act, and all other terms and conditions contained in section 3.1 hereof have been fulfilled or waived pursuant to section 3.2 hereof, the Amalgamating Corporations shall, on such day as the directors of Willingdon and LatComm may select, jointly file with the Director under the Ontario Act, Articles of Amalgamation and such other documents as may be required to complete the Amalgamation.

10.2 All representations, warranties and covenants herein contained shall survive and remain in full force and effect for a period of one (1) year after the Effective Date.

                           ARTICLE ELEVEN - General

11.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable herein.

11.2 Willingdon shall be responsible for all reasonable costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

11.3 In the event any one or more of the provisions of this Agreement is invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

11.4 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date written in the beginning of this Agreement.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

                                      WILLINGDON RESOURCES LTD.



/s/ John F. O'Donnell                     /s/ George S. Cross
- ------------------------------        by:-----------------------------------
         Witness                         GEORGE S. CROSS - SECRETARY
     JOHN F. O'DONNELL



                                      LATCOMM INTERNATIONAL, INC.



/s/ Max Polinsky                      by: /s/ Murray Nye
- ------------------------------            ----------------------------------
         Witness
      MAX POLINSKY                         MURRAY R. NYE - PRESIDENT